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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2013

MarketAxess Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34091	52-2230784
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

299 Park Avenue New York, New York		10171
(Address of principal executive offices)		(Zip Code)

(212) 813-6000

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 14, 2013, the Company, as borrower, entered into a credit agreement (the “Credit Agreement”) with JPMorgan Chase Bank, National Association (“JPMorgan”), as administrative agent. Pursuant to the Credit Agreement, JPMorgan provides commitments totaling $50,000,000, consisting of a revolving credit facility (the “Credit Facility”) and a $5,000,000 letter of credit sub-limit for standby letters of credit.

No funds are being borrowed by, and no letters of credit will be issued to, the Company at this time. Any future credit extensions under the Credit Agreement are subject to customary conditions precedent. The proceeds of any loans are expected to be used for general corporate purposes.

All borrowings under the Credit Facility will bear interest, at the Company’s option, at a rate per annum equal to (A) the sum of (i) the greatest of (a) the prime rate (as publicly announced by JPMorgan as its prime rate in effect), (b) the federal funds effective rate plus 0.50% and (c) one month adjusted LIBOR plus 1.00% plus (ii) 0.50% or (B) the sum of (i) adjusted LIBOR plus (ii) 1.50%. Default interest is 2.00% per annum in excess of the rate otherwise applicable in the case of any overdue principal or any other overdue amount.

In addition to paying interest on outstanding principal under the Credit Agreement, the Company is required to pay a commitment fee to the lenders under the Credit Facility in respect of unutilized revolving loan commitments at a rate of 0.30% per annum. In respect of letters of credit, the Company is required to pay a fronting fee to the issuing bank of 0.125% per annum on the average daily amount of the total letter of credit exposure. The Company is also required to pay a participation fee to the administrative agent for the account of each lender with respect to the Company’s participations in letters of credit of 1.50% on the average daily amount of each lender’s letter of credit exposure.

The Company’s domestic subsidiaries (other than MarketAxess Corporation, the Company’s registered broker-dealer subsidiary) have entered into a Guarantee Agreement, dated as of January 14, 2013 (the “Guarantee Agreement”), in favor of JPMorgan, as administrative agent, pursuant to which such subsidiaries have guaranteed the Company’s obligations under the Credit Agreement. The initial guarantors are MarketAxess Technologies Inc. and Greenline Financial Technologies, Inc.

The Company and the domestic subsidiaries that have guaranteed the Credit Facility are parties to a Pledge and Security Agreement, dated as of January 14, 2013 (the “Security Agreement”) with JPMorgan, as administrative agent. Pursuant to the terms of the Security Agreement, subject to customary exceptions and limitations set forth therein, the Credit Facility is collateralized by first priority pledges (subject to permitted liens) of substantially all of the Company’s personal property assets and the personal property assets of the Company’s domestic subsidiaries that have guaranteed the Credit Facility, including the equity interests of the Company’s domestic subsidiaries and the equity interests of certain of the Company’s foreign subsidiaries (limited, in the case of the voting equity interests of the foreign subsidiaries, to a pledge of 65% of those equity interests). The Security Agreement limits the steps that can be taken to perfect the security interests in the pledged collateral. None of the assets of MarketAxess Corporation are pledged to secure the Credit Facility.

The Credit Facility will mature in January 2016.

The Credit Agreement permits the Company to prepay any or all of the outstanding loans or to reduce the commitments under the Credit Facility without incurring premiums or penalties (except LIBOR breakage costs).

The Credit Agreement contains customary affirmative and negative covenants, including incurrence covenants and certain other limitations on the ability of the Company and the Company’s subsidiaries to incur additional debt, guarantee other obligations, grant liens on assets, make investments or acquisitions, dispose of assets, pay dividends or other payments on capital stock, make restricted payments, engage in mergers or consolidations, enter into certain swap agreements, engage in transactions with affiliates, and enter into certain restrictive agreements. Immaterial subsidiaries of the Company are not subject to certain of the negative covenants.

The Credit Agreement requires that the Company’s consolidated total leverage ratio tested on the last day of each fiscal quarter not exceed 2.5 to 1.0. The Credit Agreement also requires that the Company’s consolidated interest coverage ratio tested on the last day of each fiscal quarter not exceed 3.5 to 1.0.

The Credit Agreement contains customary events of default (subject to customary cure periods and materiality thresholds), including defaults based on (1) the failure to make payments under the Credit Agreement when due, (2) breaches of covenants, (3) inaccuracies of representations and warranties, (4) cross-defaults to other material indebtedness, (5) bankruptcy events, (6) material judgments, (7) certain matters arising under the Employee Retirement Income Security Act of 1974, as amended, (8) the actual or asserted invalidity of documents relating to any guarantee or security document, (9) failure of the administrative agent to have a perfected lien on collateral, (10) certain events of default relating to broker-dealer regulatory requirements, (11) the actual or asserted invalidity of any loan document, and (12) the occurrence of a change in control. If any such event of default occurs, the lenders would be entitled to accelerate the facility and take various other actions, including all actions permitted to be taken by a collateralized creditor. If certain bankruptcy events occur, the facilities will automatically accelerate.

Subject to satisfaction of certain specified conditions, the Company is permitted to upsize the Credit Facility by up to $50,000,000 in total, in each case in a minimum amount of $10,000,000 and increments of $5,000,000. The conditions include (1) accuracy of representations and warranties of the loan parties set forth in the loan documents, (2) the absence of a default or event of default and (3) a requirement that the Company be in pro forma compliance with the consolidated total leverage ratio and the consolidated interest coverage ratio financial covenants set forth in the Credit Agreement. The incremental facility is uncommitted. The Company may seek commitments from existing lenders or new lenders. It is possible that the Company may not be successful in obtaining such commitments in the amount desired or at all.

Carlos Hernandez, a director of the Company, is a senior executive of JPMorgan.

The foregoing description of the Credit Agreement, Guarantee Agreement and Pledge and Security Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements, which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is hereby incorporated by reference in this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits:

10.1	Credit Agreement, dated as of January 14, 2013, among MarketAxess Holdings Inc., a Delaware corporation, the lenders party thereto and JPMorgan Chase Bank, National Association, as administrative agent.

10.2	Guarantee Agreement, dated as of January 14, 2013, by and among MarketAxess Technologies Inc. and Greenline Financial Technologies, Inc., as initial guarantors, and JPMorgan Chase Bank, National Association, as administrative agent.

10.3	Pledge and Security Agreement, dated as of January 14, 2013, by and between MarketAxess Holdings Inc., a Delaware corporation, as borrower, MarketAxess Technologies Inc. and Greenline Financial Technologies, Inc., as guarantors, and JPMorgan Chase Bank, N.A., as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARKETAXESS HOLDINGS INC.

Date: January 17, 2013	By:	/s/ Richard M. McVey

Name: Richard M. McVey
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit

10.1	Credit Agreement, dated as of January 14, 2013, among MarketAxess Holdings Inc., a Delaware corporation, the lenders party thereto and JPMorgan Chase Bank, National Association, as administrative agent.

10.2	Guarantee Agreement, dated as of January 14, 2013, by and among MarketAxess Technologies Inc. and Greenline Financial Technologies, Inc., as initial guarantors, and JPMorgan Chase Bank, National Association, as administrative agent.

10.3	Pledge and Security Agreement, dated as of January 14, 2013, by and between MarketAxess Holdings Inc., a Delaware corporation, as borrower, MarketAxess Technologies Inc. and Greenline Financial Technologies, Inc., as guarantors, and JPMorgan Chase Bank, N.A., as administrative agent.

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